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                                                            EXHIBIT NO. 99.10(b)


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the reference made to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 28 to Registration Statement No. 33-7637 on Form N-1A of our report dated January 8, 1999, on the financial statements and financial highlights of MFS Charter Income Fund, a series of MFS Series Trust II, included in the 1998 Annual Report to Shareholders.



                                                              ERNST & YOUNG LLP
                                                              -----------------
                                                              Ernst & Young LLP

Boston, Massachusetts
January 25, 1999